UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

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Arconic Inc. (the “Company”) posted two videos on its web site at www.arconic.com/global/en/investors/annual-meeting.asp (the “Annual Meeting Website”). The transcripts of the videos are below:

CNBC “Squawk Box” – Manufacturing Disruptors

Joe Kernen: 3D printing is transforming the way goods have traditionally been made. Morgan Brennan joins us now with how that technology is upending, you would think it would, manufacturing. Morgan:

Morgan Brennan: Hey, Joe, that’s right. So take a look at this. This is a piece of an air foil for a jet engine. It’s made of nickel by Arconic. This was 3D printed in the machine behind me yesterday. So using traditional methods you’re looking at up to 14 weeks to make a full air foil. Using this machine, about nine hours. Now the end result also weighs less. There’s really no wasted material. This is the reason Arconic is 3D printing parts for Airbus planes and why this technology overall, which is called additive manufacturing, is on the cusp of completely revolutionizing the way things get made.

Don Larsen: This market is growing like doubling each year for us within Arconic. It’s a huge advantage to our customers. Our customers are demanding more innovative products that have lower cost. And you know, that’s one of the reasons why we’re doing this.

Morgan Brennan: And it’s not surprising. Additive is a focus of every major industrial company right now. For example just yesterday, news that Boeing’s going to start incorporating 3D printed parts into its 787 Dreamliner. GE recently purchased two machine makers and is making the fuel - printing the fuel nozzle for its new jet engine in-house. Other companies, 3M, Siemens, Lockheed Martin, Ford are just some of the companies that are also looking into and developing this tech. But right now, the biggest application is aerospace with 3D printing in that industry expected to grow by about 55% per year through 2020, according to Technavio. That’s where Arconic is applying this process right now. Aerospace is the biggest business for that company. And this is one of the ways alongside a broader push in digitization and automation that this company, in the midst of activist investor pressure, is cutting costs and looking to boost its profit margins, and of course, growing market share. Guys?

Kelly Evans: I learned, Morgan, by the way, that’s how Alcoa got its start was back in the ‘20s or something coming up with some way to use aluminum in planes, and you know, so — you know, it almost feels like with this 3D printing like it’s so new. But maybe this is just the next, you know, different thing.

Morgan Brennan: I’m glad you brought that up because I was talking to the folks here yesterday and they said that they started experimenting with 3D printing in its earliest forms almost 30 years ago and that they’ve been really seriously looking at this for about 20 years now. The metal part of 3D printing, which is how, you know, a part like this gets made, is a much newer technology that’s really become much more in force in the last couple of years. But 3D printing is one of those technologies you’ve heard about it on the consumer side. You know 3D printed chocolates, things like that. But on the industrial side this has been in the works for decades and it is now at a tipping point where you’re really starting to see it disrupt the manufacturing process, particularly in things like aerospace where you need a lot of customization and sort of high skill to make these parts.

Kelly Evans: Yeah. Well we’ll know it’s serious if those glasses are 3D printed too. They’re - you know - just pop them right out of the machine and put them on. Thank you, Morgan, appreciate it. Good stuff.

Nightly Business Report – Additive Manufacturing

Tyler Mathisen: Well the word manufacturing evokes images of welding and hands-on labor, think again. There’s a technology that’s changing a lot of that and its known as additive manufacturing or 3D printing. And it’s cutting cost and time out of the equation. Morgan Brennan has that story from Whitehall, Michigan.

Morgan Brennan: It’s called additive manufacturing, but you probably already know it as 3D printing. Decades in the making, this technology is on the cusp of revolutionizing the way things get made.

Don Larsen: For thousands of years, we’ve been manufacturing components in a very similar way.

Morgan Brennan: Don Larsen oversees some 3D printing operations for Arconic, the metal manufacturer formerly known as Alcoa.

Don Larsen: This would be a part made by conventional means. The advantage of 3D printing is we start with nothing and we build the part out of a bed of metal powder. And it really opens up the design flexibility of manufacturing the part.

Morgan Brennan: Aerospace is where 3D printing has right now the biggest application. It’s the reason Technavio forecasts that 3D printing within the sector will grow by more than 50% each year through 2020. Aerospace is Arconic’s biggest business, and it’s using this process to make plane parts for customers like Airbus. Using traditional methods, making a jet engine air foil would take up to 14 weeks. Using a 3D printing machine, it takes 9 hours. But Arconic is also printing pieces for R&D use for traditional manufacturing. Cutting the lead time for products from 52 weeks down to 25.

Mike Pepper: What’s wonderful about Arconic’s commitment to digital and to 3D printing is, we’ve been doing this for 20 years.

Morgan Brennan: Mike Pepper, special advisor of advanced technology at Arconic says the tech is finally becoming reality thanks in part to the digitization of factory floors. And Arconic isn’t alone. Additive manufacturing is a focus of every major industrial company right now. From Boeing to GE, Siemens, 3M, Lockheed Martin and Ford are all using 3D too. Analysts say manufacturers are doubling down.

Josh Sullivan: They see the cost savings, the products are improving in quality and quantity. So it’s really a matter of time

Morgan Brennan: And that time is fast approaching. For Nightly Business Report, I’m Morgan Brennan in Whitehall, Michigan.

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The Company posted the following information on the Annual Meeting Website:

ARCONIC
Who We Are | What We Do | Join Us | Investors | News | Contact

Message to Shareholders | Proxy | Nominees | Get the Facts | Hear from Others | Contact

Keep Arconic Strong. Protect Your Investment.

Annual Meeting: Tuesday, May 16, 2017 9:00AM EDT
The Performing Arts Center- Purchase College, SUNY- Purchase, NY

VOTE WHITE PROXY CARD

ARCONIC NOMINEES | **PROXY STATEMENT** | **GET THE FACTS** | **HEAR FROM OTHERS**

Latest Update: Arconic Urges Shareholders to Ask Elliott Important Questions

April 11, 2017

VIEW UPDATE

Driving Value Through Focused Execution and Innovation

VIEW PRESENTATION

To Our Customers, We are Mission Critical

AIRBUS

"What **I particularly value is Klaus' deep understanding of the critical levers** to support OEM goals. As CEO of Airbus, I fully support his continued leadership of Arconic."

- Tom Enders
CEO
Airbus Group
March 2017

BOEING

"Klaus Kleinfeld and his team have... **improved our business relationship by focusing in the right areas, increasing our collective competitiveness and delivering innovation and greater value to the customers** we serve together."

- Dennis Muilenburg
Chairman, President & CEO
The Boeing Company
March 2017

United Technologies

"[We] support Klaus and the rest of Arconic management as they remain **focused on the investments that will secure sustainable, long-term growth** for UTC, for Arconic, and for our entire industry."

- Greg J. Hayes
Chairman, President & CEO of
United Technologies Corp.
March 2017

GE Aviation

"**Investments in technology and rate readiness are more important than ever** within the supply chains of our growing aviation industry... GE supports Klaus and the Arconic commitment to those priorities and the long-term future of our industry."

- David Joyce
GE Vice Chair and
GE Aviation President & CEO
February 2017

"What I particularly value is Klaus' deep understanding of the critical levers to support [Airbus'] goals. As CEO of Airbus, I fully support his continued leadership of Arconic."
Tom Enders, Chief Executive Officer, Airbus Group, March 2017

@Arconic

CONTACT INFORMATION

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "guidance," "goal," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic's expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; statements about Arconic's strategies, outlook, business and financial prospects; and statements regarding potential share gains. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic's inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the impact of the separation on the businesses of Arconic; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (l) the other risk factors discussed in Arconic's Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this communication is derived from Arconic's consolidated financial information but is not presented in Arconic's financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered "non-GAAP financial measures" under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management's rationale for the use of the non-GAAP financial measures can be found in the schedules to this communication. Arconic has not provided a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because Arconic is unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts, and Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliations of forward-looking non-GAAP financial measures such as adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP measures are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from these non-GAAP measures, such as the effects of foreign currency movements, equity income, gains or losses on sales of assets, taxes and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume.

Important Additional Information

Arconic Inc. ("Arconic") has filed a definitive proxy statement and form of associated WHITE proxy card with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for Arconic's 2017 Annual Meeting (the "Definitive Proxy Statement"). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of any proxy statement and other documents filed by Arconic free of charge from the SEC's website, www.sec.gov. Arconic's shareholders will also be able to obtain, without charge, a copy of any proxy statement and other documents filed by Arconic by directing a request by mail to Arconic, Corporate Secretary's Office, 390 Park Avenue, New York, New York 10022-4608, by calling Arconic's proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750-5836, or from Arconic's website at www.arconic.com.

Who We Are
- Engineered Products and Solutions
- Global Rolled Products
- Transportation and Construction Solutions
- Leadership
- Innovation
- How We Work

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- Commercial Transportation
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- Energy
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Copyright © 2017 Arconic

ARCONIC
Who We Are | What We Do | Join Us | Investors | News | Contact
Message to Shareholders | Proxy | Nominees | Get the Facts | Hear from Others | Contact

Get the Facts

2017 Annual Meeting / Get the Facts

LETTERS AND PRESS RELEASES | PRESENTATIONS AND FACT SHEETS | NEWS

To Our Customers, We are Mission Critical

AIRBUS

"What **I particularly value is Klaus' deep understanding of the critical levers** to support OEM goals. As CEO of Airbus, I fully support his continued leadership of Arconic."

- **Tom Enders**
CEO
Airbus Group
March 2017

BOEING

"Klaus Kleinfeld and his team have... **improved our business relationship by focusing in the right areas, increasing our collective competitiveness and delivering innovation and greater value to the customers** we serve together."

- **Dennis Muilenburg**
Chairman, President & CEO
The Boeing Company
March 2017

United Technologies

"[We] support Klaus and the rest of Arconic management as they remain **focused on the investments that will secure sustainable, long-term growth** for UTC, for Arconic, and for our entire industry."

- **Greg J. Hayes**
Chairman, President & CEO of United Technologies Corp.
March 2017

GE Aviation

"**Investments in technology and rate readiness are more important than ever** within the supply chains of our growing aviation industry... GE supports Klaus and the Arconic commitment to those priorities and the long-term future of our industry."

- **David Joyce**
GE Vice Chair and
GE Aviation President & CEO
February 2017

The Facts are Clear: Arconic's Track Record is Strong

MARGINS MORE THAN DOUBLED
2008-2016*

$13 BILLION IN NEW AEROSPACE CONTRACTS
since 2015

INDUSTRY LEADERSHIP
~80% of 2016 revenue from #1 or #2 market positions

FORTUNE MOST ADMIRED METALS COMPANY
since 2012

SHAREHOLDER VALUE
Since the separation, Arconic has delivered total shareholder return (TSR) of 57%** and we are on track to deliver sustained shareholder value over the long term.

7 NEW DIRECTORS SINCE THE BEGINNING OF 2016
Fresh perspectives, critical skills and relevant experience

*Based on combined segment adjusted EBITDA margin. Reconciliations of non-GAAP financial measures are included in an attachment to this communication

**TSR calculated based on closing price from November 1st, 2016 and March 1st, 2017

Defined Plan for Value Creation

Over the Next Three Years Arconic Plans to:

Grow revenue
7-8% per year[1]

Increase profitability
by expanding margins from 16.6% to ~19%[2]

Reduce Debt
by $1 billion in 2017

Double Free Cash Flow
from ~$350 million to ~$700 million

[1]Compounded annual growth rate from year end 2017 to year end 2019

[2]Adjusted combined segment EBITDA margin expansion 2016A – 2019.

Strong Customer Relationships

Our people make the products that supply industry leaders, including GE, Pratt & Whitney, Boeing, Airbus and Ford

"Investments in technology and rate readiness are more important than ever within the supply chains of our growing aviation industry. GE supports Klaus and the Arconic commitment to those priorities and the long-term future of our industry."
David Joyce | *Vice Chair of GE, February 2017*

AIRBUS

"What I particularly value is Klaus' deep understanding of the critical levers to support [Airbus'] goals. As CEO of Airbus, I fully support his continued leadership of Arconic."
Tom Enders | *Chief Executive Officer, Airbus Group, March 2017*

Cutting-Edge Innovation

Investing in R&D for a healthy pipeline of technology to create a successful future

Arconic is capable of producing over 90% of structural and rotating parts in aero engines.

Arconic invented more than 90% of all aluminum alloys that have flown.

47% lighter than steel equivalent, Arconic's Ultra ONE™ with MagnaForce™ alloy wheel is the world's lightest heavy duty truck wheel.

Today, one out of three aluminum doors in North America are Arconic's Kawneer brand.

VOTE WHITE PROXY CARD

Keep Arconic Strong. Vote the White Proxy Card: the Right Board, the Right Leadership and the Right Strategy.

Letters and Press Releases

April 11, 2017

Arconic Urges Shareholders to Ask Elliott Important Questions

April 10, 2017

Customers Endorse Arconic Management, Strategy

April 5, 2017

Arconic Board Issues New Letter to Shareholders

March 27, 2017

Arconic Highlights Board Strength, Management's Record of Execution and Elliott Management's Misunderstanding of Arconic's Business

March 24, 2017

Arconic Board Affirms: Company has Right Leadership, Right Strategy to Deliver Shareholder Value

March 17, 2017

Letter to Shareholders: Protect the Value of Your Investment

March 13, 2017

Arconic Files Definitive Proxy Materials, Issues Open Letter to Shareholders: Vote the WHITE Proxy Card

March 2, 2017

Independent Directors of Arconic Board Publish New Letter to Shareholders

March 2, 2017

Arconic Announces Appointment of David P. Hess to Board of Directors

February 7, 2017

Arconic Comments on Elliott Management's Multiple Restatements of its Own Financial Analysis

February 6, 2017

Independent Directors of Arconic Board Publish Letter to Shareholders

January 31, 2017

The 12 Independent Directors of Arconic – Three of Whom Were Nominated by Elliott – Support Arconic Management and Klaus Kleinfeld as Chairman and CEO

Presentations and Fact Sheets

April 10, 2017

Key Arconic Customers – Airbus, Boeing, United Technologies and GE Aviation - Endorse Company Management Team and Strategy

To Our Customers, We Are Mission Critical
ARCONIC
Larry Lawson Won't Fly at Arconic
DON'T LET ELLIOTT "BUY" ARCONIC'S NEXT CEO.
Elliott's "plan" for Arconic? IT JUST DOESN'T FLY.
PROTECT YOUR INVESTMENT
KEEP ARCONIC ON A STRONG PATH

April 5, 2017

The Facts: Arconic Leadership Has Delivered $8B in Shareholder Wealth Over the Last 8 Years[1]

THE FACTS
ARCONIC
182%
57%
DON'T BE MISLED BY AN ACTIVIST HEDGE FUND
Vote the White Proxy Card Today

March 31, 2017

Keep Arconic Strong.
Protect the Value of Your Investment.

ARCONIC
Keep Arconic Strong.
PROTECT THE VALUE OF YOUR INVESTMENT.
Vote FOR Arconic's Directors and governance proposals on the enclosed WHITE proxy card today.

March 27, 2017

Driving Value Through Focused Execution and Innovation

Driving Value Through Focused Execution and Innovation
ARCONIC

February 6, 2017

Arconic Information

Arconic Performance
ARCONIC
Margins have more than Doubled
16.6%
6.9%
Controlling Costs
$10B+
30%
1.1%
Stronger Profitability in Every Business
EPS
GRP
TCS
Creation of Aerospace and Automotive Leader
90%
$13B
$1.3B
Unlocking Substantial Value for Shareholders
Alcoa
19.5%
Increase in ARNC Shareprice
32%
ARNC

News

February 1, 2017

Klaus Kleinfeld Responds to Elliott Management on CNBC

ARCONIC
24.34
+1.61 (+7.06%)
KLAUS KLEINFELD
ARCONIC CHAIRMAN & CEO
CNBC

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "guidance," "goal," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Arconic's expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; statements about Arconic's strategies, outlook, business and financial prospects; and statements regarding potential share gains. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic's inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the impact of the separation on the businesses of Arconic; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (l) the other risk factors discussed in Arconic's Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this communication is derived from Arconic's consolidated financial information but is not presented in Arconic's financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered "non-GAAP financial measures" under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management's rationale for the use of the non-GAAP financial measures can be found in the schedules to this communication. Arconic has not provided a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because Arconic is unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts, and Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliations of forward-looking non-GAAP financial measures such as adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP measures are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from these non-GAAP measures, such as the effects of foreign currency movements, equity income, gains or losses on sales of assets, taxes and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume.

Important Additional Information

Arconic Inc. ("Arconic") has filed a definitive proxy statement and form of associated WHITE proxy card with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for Arconic's 2017 Annual Meeting (the "Definitive Proxy Statement"). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of any proxy statement and other documents filed by Arconic free of charge from the SEC's website, www.sec.gov. Arconic's shareholders will also be able to obtain, without charge, a copy of any proxy statement and other documents filed by Arconic by directing a request by mail to Arconic, Corporate Secretary's Office, 390 Park Avenue, New York, New York 10022-4608, by calling Arconic's proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750-5836, or from Arconic's website at www.arconic.com.

Who We Are
Engineered Products and Solutions
Global Rolled Products
Transportation and Construction Solutions
Leadership
Innovation
How We Work

What We Do
Aerospace
Automotive
Building and Construction
Commercial Transportation
Industrial Solutions
Energy
Defense and Space
Product Catalog

Investors
Stock Information
Dividend History
Events and Presentations
Earnings
Financial Releases
Corporate Governance
SEC Filings
Shareholder Services
Contact Investor Relations

Join Us
News
Contact

Privacy | Legal Notices | Integrity Line | Sitemap | Copyright © 2017 Arconic

The Company posted the following information to the Company’s Facebook page (https://www.facebook.com/arconic):

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The Company posted the following information to its LinkedIn profile (https://www.linkedin.com/company/arconic):

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The Company sent the following Tweets under the Twitter handle @arconic (https://twitter.com/arconic):

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The Company used the following recorded message for its Investor Relations phone line:

“The 2017 Annual Shareholder Meeting will occur on Tuesday, May 16, 2017 at 9 a.m. at The Performing Arts Center-Purchase College in SUNY-Purchase, New York.

If you have questions or need assistance with voting, please contact INNISFREE M&A INCORPORATED.

Shareholders Call Toll-Free at (877) 750-5836

Banks and Brokers Call Collect at (212) 750-5833

At Arconic’s Annual Meeting, you will have the opportunity to make an important decision to protect the future value of your investment. You will be asked to elect the directors you believe are most qualified to oversee Arconic. Your Board —which serves the interests of all shareholders —believes that Arconic has the right strategy and the right team to drive future value.

Please vote for Arconic’s five director nominees and governance proposals by telephone, via the Internet or by signing, dating and returning the WHITE proxy card. Simply follow the easy instructions on the WHITE proxy card.”